UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 17, 2015, AV Homes, Inc. (the “Company”) issued a press release announcing that it had entered into a series of separate, privately negotiated purchase agreements in connection with a private offering to eligible purchasers of $80 million aggregate principal amount of 6.00% Senior Convertible Notes due 2020 (the “Notes”). In accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), a copy of this press release is being filed as Exhibit 99.1 to this report. Accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

June 18, 2015	By:	/s/ Roger A. Cregg
		Name:	Roger A. Cregg
		Title:	Director, President, and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 17, 2015.